UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, TRX, Inc. (“TRX”) and Mr. H. Shane Hammond entered into the Second Amendment to his Employment Contract dated December 11, 2008. The amendment provides that Mr. Hammond will cease to serve as President and Chief Executive Officer effective December 11, 2012. Pursuant to the amendment, Mr. Hammond will continue in employment with TRX until December 31, 2012, during which time he will assist with the orderly transition of his responsibilities. As part of the amended Employment Contract, from January 1, 2013 until November 15, 2013, Mr. Hammond will be entitled to receive continuation of his monthly base salary payments and additional monthly payments equal to the amount of his COBRA premiums (subject to compliance with Code Section 409A).

On December 11, 2012, TRX also announced that Mr. David D. Cathcart, 41, will replace Mr. Hammond as the President and Chief Executive Officer of TRX, effective December 12, 2012. In connection with his new position, TRX and Mr. Cathcart entered into the Third Amendment to his Employment Contract, effective as of December 11, 2012, to reflect the changes in his title and duties. The amendment provides for an annual base salary of $300,000, eligibility for an annual incentive bonus in the range of 0-100% of base salary, and, in the event of a change of control transaction involving TRX after which Mr. Cathcart’s employment is terminated, payment of base salary and COBRA premiums for twelve (12) months following the change of control transaction. Additionally, Mr. Cathcart’s amendment provides for a grant of stock options exercisable for 100,000 shares of the common stock of TRX, which will vest 50% on each of December 11, 2013 and December 11, 2014. The amendment also provides for Mr. Cathcart to receive additional grants of stock options exercisable for 100,000 shares of the common stock of TRX, if and when such shares become available under TRX’s Omnibus Incentive Plan, with 50% of the grant vesting on the first anniversary of the date of grant, and the remaining 50% vesting on second anniversary of the date of grant. The other terms of Mr. Cathcart’s employment under the amended Employment Contract, including medical coverage and employee benefits, remain unchanged.

Mr. Cathcart joined TRX in September 2004 from General Electric to prepare TRX for its initial public offering, and has served as TRX’s Chief Financial Officer since November 15, 2006. An eight year veteran at TRX, Mr. Cathcart has held a series of leadership positions of increasing responsibility in finance, treasury, accounting, tax, client relationship management, consulting, and operations. Mr. Cathcart earned his BBA from the University of Notre Dame, and his MBA from the University of Central Florida.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this Report:

Exhibit Number	Description

99.1	Press Release dated December 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: December 11, 2012	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 11, 2012.